Exhibit f.49

EXECUTION VERSION

ADMINISTRATION AGREEMENT

between

HERCULES CAPITAL FUNDING TRUST 2014-1,

as Issuer,

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.,

as Administrator

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Owner Trustee

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

Dated as of November 13, 2014

THIS ADMINISTRATION AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”) dated as of November 13, 2014, is between HERCULES CAPITAL FUNDING TRUST 2014-1, a Delaware statutory trust (the “Issuer”), HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation, as administrator (“Hercules” or the “Administrator”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as owner trustee (the “Owner Trustee”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Sale and Servicing Agreement dated as of November 13, 2014 (the “Sale and Servicing Agreement”) by and among the Issuer, Hercules, as seller and as servicer, Hercules Capital Funding 2014-1 LLC, as trust depositor (the “Trust Depositor”) and U.S. Bank National Association, as the trustee, backup servicer, custodian and securities intermediary.

W I T N E S S E T H :

WHEREAS, Trust Depositor and the Owner Trustee have entered into the Amended and Restated Trust Agreement dated as of November 13, 2014 (the “Trust Agreement”).

WHEREAS, the Issuer has issued the Notes pursuant to the Indenture and has entered into certain agreements in connection therewith, including, (i) the Sale and Servicing Agreement and (ii) the Indenture (the Trust Agreement, the Sale and Servicing Agreement and the Indenture are referred to herein collectively as the “Issuer Documents”);

WHEREAS, to secure payment of the Notes, the Issuer has pledged the Collateral to the Trustee pursuant to the Indenture;

WHEREAS, pursuant to the Issuer Documents, the Issuer and the Owner Trustee are required to perform certain duties;

WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Owner Trustee (in its capacity as owner trustee under the Trust Agreement), and to provide such additional services consistent with this Agreement and the Issuer Documents as the Issuer may from time to time request;

WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Duties of the Administrator.

(a) Duties with Respect to the Issuer Documents. The Administrator shall perform all of its duties specifically enumerated herein as Administrator under this Agreement and the Issuer Documents and the duties and obligations of the Issuer and the

Owner Trustee (in its capacity as owner trustee under the Trust Agreement) under the Issuer Documents and no additional duties shall be read to be included herein; provided, however, except as otherwise provided in the Issuer Documents, that the Administrator shall have no obligation to make any payment required to be made by the Issuer under any Issuer Document. In addition, the Administrator shall consult with the Issuer and the Owner Trustee regarding its duties and obligations under the Issuer Documents. The Administrator shall monitor the performance of the Issuer and the Owner Trustee and shall advise the Issuer and the Owner Trustee when action is necessary to comply with the Issuer’s and the Owner Trustee’s duties and obligations under the Issuer Documents. The Administrator shall perform such calculations, and shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Issuer and the Owner Trustee (in its capacity as owner trustee) to prepare, file or deliver pursuant to the Issuer Documents. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer and the Owner Trustee (in its capacity as owner trustee) to take pursuant to the Issuer Documents, and shall prepare, execute, file and deliver on behalf of the Issuer (but not, for the avoidance of doubt, the Owner Trustee in its individual capacity) all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Issuer Documents or otherwise by law.

(b) Notices to Rating Agencies. The Administrator shall give notice to the Rating Agency of (i) any merger or consolidation of the Owner Trustee pursuant to Section 10.04 of the Trust Agreement; (ii) any merger or consolidation of the Trustee pursuant to Section 6.09 of the Indenture; (iii) any resignation or removal of the Trustee pursuant to Section 6.08 of the Indenture; (iv) any Event of Default of which it has been provided notice pursuant to Section 5.01 of the Indenture; (v) the termination of, and/or appointment of a successor to, the Servicer pursuant to Section 8.02 of the Sale and Servicing Agreement; and (vi) any supplemental indenture pursuant to Sections 9.01 or 9.02 of the Indenture; which notice shall be given, in the case of each of (i) through (vi), promptly upon the Administrator being notified thereof by the Owner Trustee, the Trustee or the Servicer, as applicable.

(c) No Action by Administrator. Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, take any action that the Issuer directs the Administrator not to take or which would result in a violation or breach of the Issuer’s covenants, agreements or obligations under any of the Issuer Documents.

(d) Non-Ministerial Matters; Exceptions to Administrator Duties.

(i) Notwithstanding anything to the contrary in this Agreement, with respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless, within a reasonable time before the taking of such action, the Administrator shall have notified the Issuer of the proposed action and the Issuer shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include, without limitation:

(A) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer;

(B) the appointment of successor Note Registrars (as defined in the Indenture), successor paying agents, successor Trustees, a successor Administrator or Successor Servicers, or the consent to the assignment by the Note Registrar, any paying agent or Trustee of its obligations under the Indenture; and

(C) the removal of the Trustee.

(ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (w) make any payments to the Noteholders under the Transaction Documents, (x) except as provided in the Transaction Documents, sell the Trust Estate, (y) provide any consent or approval specifically required to be given by the Issuer or the Owner Trustee under the Transaction Documents or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

2. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Owner Trustee and the Trustee at any time during normal business hours.

3. Compensation; Payment of Fees and Expenses. As compensation for the performance of the Administrator’s obligations under this Agreement, the Administrator shall be entitled to receive an annual fee, which shall be solely an obligation of the Servicer; provided, however, notwithstanding the foregoing such compensation shall in no event exceed the Servicing Fee for the related annual period. The Administrator shall pay all expenses incurred by it in connection with its activities hereunder.

4. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or to represent the Issuer in any way (other than as permitted hereunder) and shall not otherwise be deemed an agent of the Issuer.

5. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator and the Issuer as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

6. Other Activities of the Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in their sole discretion, from acting in a similar capacity as an Administrator for any other Person even though such Person may engage in business activities similar to those of the Issuer, the Owner Trustee or the Trustee.

7. Representations and Warranties of the Administrator. The Administrator represents and warrants to the Issuer, the Owner Trustee and the Trustee as follows:

(a) Existence and Power. The Administrator is a corporation validly existing and in good standing under the laws of its state of incorporation and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, deliver and to perform its obligations under the Transaction Documents to which it is a party. The Administrator has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would reasonably be expected to materially and adversely affect the ability of the Administrator to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Loans or any other part of the Collateral.

(b) Authorization and No Contravention. The execution, delivery and performance by the Administrator of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Administrator and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material agreement or instrument to which the Administrator is a party by which its properties are bound (other than violations of such laws, rules, regulations or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not reasonably be expected to materially and adversely affect the transactions contemplated by, or the Administrator’s ability to perform its obligations under, the Transaction Documents).

(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Administrator of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not reasonably be expected to have a material adverse effect on the enforceability or collectibility of the Loans or any other part of the Collateral or would not materially and adversely affect the ability of the Administrator to perform its obligations under the Transaction Documents.

(d) Binding Effect. Each Transaction Document to which the Administrator is a party constitutes the legal, valid and binding obligation of the Administrator enforceable against the Administrator in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

8. Administrator Termination Events; Termination of the Administrator.

(a) Subject to clause (d) below, the Administrator may resign its duties hereunder by providing the Issuer with at least thirty (30) days’ prior written notice.

(b) Subject to clauses (c) and (d) below, the Issuer may remove the Administrator without cause by providing the Administrator with at least thirty (30) days’ prior written notice.

(c) The occurrence of any one of the following events (each, an “Administrator Termination Event”) shall also entitle the Issuer, subject to Section 19 hereof, to terminate and replace the Administrator:

(i) any failure by the Administrator to deliver or cause to be delivered any required payment to the Trustee for distribution to the Noteholders, which failure continues unremedied for two (2) Business Days after discovery thereof by a Responsible Officer of the Administrator or receipt by the Administrator of written notice thereof from the Trustee or Noteholders evidencing at least 25% of the Aggregate Outstanding Principal Balance of the Notes;

(ii) any failure by the Administrator to duly observe or perform in any respect any other of its covenants or agreements in this Agreement, which failure materially and adversely affects the rights of the Issuer or the Noteholders, and which continues unremedied for 60 days after discovery thereof by a Responsible Officer of the Administrator or receipt by the Administrator of written notice thereof from the Trustee or Majority Noteholders; or

(iii) the Administrator suffers an Insolvency Event;

provided, however, that (A) if any delay or failure of performance referred to under clause (c)(i) above shall have been caused by force majeure or other similar occurrence, the two (2) Business Day grace period referred to in such clause (c)(i) shall be extended for an additional 60 calendar days and (b) if any delay or failure of performance referred to under clause (c)(ii) above shall have been caused by force majeure or other similar occurrence, the 60-day grace period referred to in such clause (c)(ii) shall be extended for an additional 60 calendar days.

(d) If the Administrator resigns or if an Administrator Termination Event shall have occurred, the Issuer may, subject to Section 19 hereof, by notice given to the Administrator and the Owner Trustee, terminate all or a portion of the rights and powers of the Administrator under this Agreement, including the rights of the Administrator to receive the annual fee for services hereunder for all periods following such termination; provided, however that such termination shall not become effective until such time as the Issuer, subject to Section 19 hereof, shall have appointed a successor Administrator in the manner set forth below. Upon any such termination, all rights, powers, duties and responsibilities of the Administrator under this Agreement shall vest in and be assumed by any successor Administrator appointed by the Issuer, subject to Section 19 hereof, pursuant to a management agreement between the Issuer and such successor

Administrator, containing substantially the same provisions as this Agreement (including with respect to the compensation of such successor Administrator), and the successor Administrator is hereby irrevocably authorized and empowered to execute and deliver, on behalf of the Administrator, as attorney-in-fact or otherwise, all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect such vesting and assumption. Further, in such event, the Administrator shall use its commercially reasonable efforts to effect the orderly and efficient transfer of the administration of the Issuer to the new Administrator.

(e) The Issuer, subject to Section 19 hereof, may waive in writing any Administrator Termination Event by the Administrator in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past Administrator Termination Event, such Administrator Termination Event shall cease to exist, and any Administrator Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other Administrator Termination Event or impair any right consequent thereon.

9. Action upon Termination or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 8, or the removal of the Administrator pursuant to Section 8, the Administrator shall be entitled to be paid by the Servicer all fees accruing to it to the date of such termination or removal.

10. Liens. The Administrator will not directly or indirectly create, allow or suffer to exist any Lien on the Collateral other than Permitted Liens.

11. Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first class United States mail, postage prepaid, hand delivery, prepaid courier service, email or by facsimile, and addressed at such address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

12. Amendments.

(a) Any term or provision of this Agreement may be amended by the Administrator without the consent of the Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person subject to the delivery of an Officer’s Certificate of the Servicer to the Trustee by the Administrator to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; provided, that no amendment shall be effective which affects the rights, protections or duties of the Trustee or the Owner Trustee without the prior written consent of such Person.

(b) This Agreement may also be amended from time to time by the Issuer, the Administrator and the Trustee, with the consent of the Majority Noteholders and with notice to the Owner Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Trustee may prescribe, including the establishment of record dates.

(c) Any term or provision of this Agreement may also be amended from time to time by the Administrator to correct a material misstatement or omission of the terms of this Agreement in the Offering Memorandum without the consent of the Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person, provided, however, the Administrator shall provide written notification of the substance of such amendment to the Issuer, the Owner Trustee and the Trustee and promptly after the execution of any such amendment, the Administrator shall furnish a copy of such amendment to the Issuer, Owner Trustee and the Trustee.

(d) Prior to the execution of any amendment pursuant to this Section 12, the Administrator shall provide written notification of the substance of such amendment to any Rating Agency and the Owner Trustee; and promptly after the execution of any such amendment, the Administrator shall furnish a copy of such amendment to the Rating Agency, the Owner Trustee and the Trustee.

(e) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Trustee’s, as applicable, own rights, duties or immunities under this Agreement.

13. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) Each of the parties hereto hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 11 of this Agreement;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

14. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

16. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

17. Not Applicable to Hercules in Other Capacities; Merger of Administrator.

(a) Nothing in this Agreement shall affect any obligation Hercules may have in any other capacity.

(b) Any entity (i) into which the Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole or any entity resulting from any merger, sale, transfer, conversion or consolidation to which the Administrator shall be a party, or any entity succeeding to the business of the Administrator or (ii) of which more than 50% of the voting stock or voting power and 50% or more of the economic equity is owned directly or indirectly by Hercules and which executes an agreement of assumption to perform every obligation of the Administrator under this Agreement, shall be the successor to the Administrator under this Agreement, in each case, without the execution or filing of any paper of any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

18. Benefits of the Administration Agreement. Nothing in this Agreement, expressed or implied, shall give to any Person other than the parties hereto and their successors hereunder, any separate trustee or co-trustee appointed under Section 6.10 of the Indenture and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

19. Assignment; Rights of Trustee. Each party hereto hereby acknowledges and consents to the mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Noteholders of all of the Issuer’s rights under this Agreement. In addition, the Administrator hereby acknowledges and agrees that for so long as any Notes are outstanding, the Trustee will have the right to exercise all waivers and consents, rights, remedies, powers, privileges and claims of the Issuer under this Agreement.

20. Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one (1) year and one (1) day after payment in full of all obligations of the Issuer in respect of all securities issued by the Issuer (i) such party shall not authorize the Issuer to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such bankruptcy remote party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such bankruptcy remote party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such bankruptcy remote party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such bankruptcy remote party, and (ii) such party shall not commence, join with any other Person in commencing or institute with any other Person, any proceeding against the Issuer under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

21. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as Owner Trustee on behalf of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (iii)

nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under them and (iv) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Issuer under this Agreement or any related documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

HERCULES CAPITAL FUNDING TRUST 2014-1

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

Hercules Capital Funding Trust 2014-1

Administration Agreement

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.,
as Administrator

By:
Name:
Title:

Hercules Capital Funding Trust 2014-1

Administration Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

Hercules Capital Funding Trust 2014-1

Administration Agreement

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Hercules Capital Funding Trust 2014-1

Administration Agreement

Joinder of Servicer:

Hercules Technology Growth Capital, Inc., as Servicer, joins in this Agreement solely for purposes of Section 3.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.,
as Servicer

By:
Name:
Title:

Hercules Capital Funding Trust 2014-1

Administration Agreement